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EXHIBIT 10.8

                               STERIS CORPORATION
                       1998 LONG-TERM INCENTIVE STOCK PLAN

         1. Purpose. The STERIS Corporation 1998 Long-Term Incentive Stock Plan is intended to promote the interests of STERIS Corporation and its shareholders by enabling the Company and its Subsidiaries to attract and retain key Employees and by stimulating the interest of those Employees in the development and financial success of the Company. To achieve these purposes, the Company may grant Awards of Options, Stock Appreciation Rights, Restricted Shares, and Performance Shares to key Employees selected by the Compensation Committee, all in accordance with the terms and conditions set forth in the Plan. Capitalized terms used in the Plan have the meanings ascribed to them in Section 25, the last section hereof.

         2. Shares Subject to the Plan. The number of Common Shares that may be issued pursuant to the Plan shall be subject to the overall aggregate limit set forth in Section 2.1 and the specific further limits set forth in Section 2.2, in each case subject to adjustment under Section 12. Common Shares issued pursuant to the Plan may be authorized and unissued Common Shares, treasury Common Shares, or Common Shares acquired on the open market specifically for distribution under the Plan, as the Board of Directors may from time to time determine. If any Award for any reason expires or is terminated, in whole or in part, without the receipt by an Employee of Common Shares (or the equivalent thereof in cash or other property) or if Common Shares issued as Restricted Shares are reacquired by the Company as a result of rights reserved in the Award Instrument pursuant to which the Restricted Shares were granted, the Common Shares subject to that part of the Award that has so expired or terminated or the Restricted Shares that have been reacquired by the Company, as the case may be, shall again be available for the future grant of Awards under the Plan.

         2.1 Overall Aggregate Limit. The aggregate number of Common Shares that may be issued pursuant to Awards granted under the Plan shall be 1,650,000 Common Shares.

         2.2 Specific Further Limits. In addition to the overall aggregate limit set forth in Section 2.1, the following specific limits shall apply to Awards made pursuant to the Plan:

         (a) Restricted Share Limit. The aggregate number of Common Shares that may be issued as Restricted Shares pursuant to Awards made under the Plan shall be 300,000 Common Shares.

         (b) Incentive Stock Option Limit. The maximum number of Common Shares that may be issued under the Plan pursuant to Awards of Incentive Stock Options made under the Plan shall be 1,650,000 Common Shares.

         (c) Per Employee Limit. The maximum number of Common Shares that may be subject to Awards granted under the Plan to any Employee during any calendar year shall be 500,000 Common Shares.

         3. Eligibility. Awards may be granted to officers and to other key Employees selected by the Committee in its sole discretion. The granting of any Award to an Employee shall not entitle that Employee to, nor disqualify that Employee from, participation in any other grant of an Award.


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         4. Administration. The Plan shall be administered by the Committee. No
Award may be made under the Plan to any member or alternate member of the Committee. The Committee shall have authority, subject to the terms of the Plan,
(a) to determine the Employees who are eligible to participate in the Plan, the type, size, and terms of Awards to be granted to any Employee, the restrictions, conditions, and contingencies to be applicable in the case of specific Awards, the time or times at which Awards shall be exercisable or at which restrictions, conditions, and contingencies shall lapse, and the terms and provisions of the instruments by which Awards shall be evidenced, (b) to establish and administer Performance Goals and any other restrictions, conditions, and contingencies on Awards in addition to those prescribed by the Plan and to certify whether particular Performance Goals have been met, (c) to interpret the Plan, and (d) to make all determinations necessary for the administration of the Plan. The construction and interpretation by the Committee of any provision of the Plan or any Award Instrument delivered pursuant to the Plan and any determination by the Committee pursuant to any provision of the Plan or any Award Instrument shall be final and conclusive. No member or alternate member of the Committee shall be liable for any such action or determination made in good faith. The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee and the Committee may delegate to one or more employees, agents, or officers of the Company, or to one or more third party consultants, accountants, lawyers, or other advisors, such ministerial duties related to the operation of the Plan as it may deem appropriate.

         5. Stock Options.

         5.1 Type and Date of Grant of Options.

         (a) The Award Instrument pursuant to which any Incentive Stock Option is granted shall specify that the Option granted thereby shall be treated as an Incentive Stock Option. The Award Instrument pursuant to which any Nonqualified Option is granted shall specify that the Option granted thereby shall not be treated as an Incentive Stock Option.

         (b) The day on which the Committee authorizes the grant of an Incentive Stock Option shall be the date on which that Option is granted. No Incentive Stock Option may be granted on any date after the tenth anniversary of the date of adoption of the Plan.

         (c) The day on which the Committee authorizes the grant of a Nonqualified Option shall be considered the date on which that Option is granted, unless the Committee specifies a later date.

         5.2 Exercise Price. The Exercise Price under any Option shall be not less than the Fair Market Value of the Common Shares subject to the Option on the date the Option is granted.

         5.3 Option Expiration Date. The Option Expiration Date under any Incentive Stock Option shall not be later than ten years from the date on which the Option is granted. The Option Expiration Date under any Nonqualified Option shall not be later than ten years and one month from the date on which the Option is granted.


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         5.4 Exercise of Options.

         (a) Except as otherwise provided in Section 9, an Option may be exercised only while the Employee to whom the Option was granted is in the employ of the Company or of a Subsidiary. Once any portion of an Option becomes exercisable, whether by lapse of time or upon satisfaction of any other restriction, condition, or contingency that may have been established by the Committee and contained in the Award Instrument, that portion shall remain exercisable until expiration or termination of the Option. An Employee to whom an Option is granted may exercise the Option from time to time, in whole or in part, up to the total number of Common Shares with respect to which the Option is then exercisable, except that no fraction of a Common Share may be purchased upon the exercise of any Option.

         (b) An Employee electing to exercise an Option shall deliver to the Company (i) the Exercise Price payable in accordance with Section 5.5 and (ii) written notice of the election that states the number of whole Common Shares with respect to which the Employee is exercising the Option.

         5.5 Payment For Common Shares. Upon exercise of an Option by an Employee, the Exercise Price shall be payable by the Employee in cash or in such other form of consideration as the Committee determines may be accepted, including, without limitation, securities or other property, or any combination of cash, securities, or other property, or by delivery by the Employee (with the written notice of election to exercise) of irrevocable instructions to a broker registered under the 1934 Act to promptly deliver to the Company the amount of sale or loan proceeds to pay the Exercise Price. The Committee, in its sole discretion, may grant to an Employee the right to transfer Common Shares acquired upon the exercise of a part of an Option in payment of the Exercise Price payable upon immediate exercise of a further part of the Option.

         6. Stock Appreciation Rights.

         6.1 Grant of SARs. An SAR may be granted only in connection with an Option. An SAR granted in connection with an Incentive Stock Option may be granted only when the Incentive Stock Option is granted. An SAR granted in connection with a Nonqualified Option may be granted either when the related Nonqualified Option is granted or at any time thereafter, including, in the case of any Nonqualified Option resulting from the conversion of an Incentive Stock Option to a Nonqualified Stock Option, simultaneously with or after the conversion.

         6.2 Exercise of SARs.

         (a) An Employee electing to exercise an SAR shall deliver written notice to the Company of the election identifying the SAR and the related Option with respect to which the SAR was granted to the Employee, and specifying the number of whole Common Shares with respect to which the Employee is exercising the SAR. Upon exercise of the SAR, the related Option shall be deemed to be surrendered to the extent that the SAR is exercised.

         (b) SARs may be exercised only (i) on a date when the Fair Market Value of a Common Share exceeds the Exercise Price stated in the Option related to that SAR, (ii) at a time and to the same extent as the related Option is exercisable, (iii) by surrender to the Company, unexercised, of the related Option or any applicable portion thereof, and (iv) in

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         compliance with any restrictions that may be set forth in the Award
         Instrument pursuant to which the SAR was granted.

         6.3 Payment for SARs. The amount payable upon exercise of an SAR may be paid by the Company in cash, or, if the Committee shall determine in its sole discretion, in whole Common Shares (taken at their Fair Market Value at the time of exercise of the SAR) or in a combination of cash and whole Common Shares; provided, however, that in no event shall the total number of Common Shares that may be paid to an Employee pursuant to the exercise of an SAR exceed the total number of Common Shares subject to the related Option.

         6.4 Termination, Amendment, or Suspension of SARs. An SAR shall terminate and may no longer be exercised upon the first to occur of (a) exercise or termination of the related Option, or (b) any termination date specified by the Committee at the time of grant of the SAR. In addition, the Committee may, in its sole discretion at any time before the occurrence of a Change of Control, amend, suspend, or terminate any SAR theretofore granted under the Plan without the holder's consent; provided that, in the case of amendment, no provision of the SAR, as amended, shall be in conflict with any provision of the Plan. The amendment, suspension, or termination of any SAR by the Committee as described in the immediately preceding sentence shall not affect the holder's rights in any related Option.

         7. Restricted Shares.

         7.1 Additional Conditions on Restricted Shares. In addition to the restrictions on disposition of Restricted Shares during the Restriction Period and the requirement to offer Restricted Shares to the Company if the Employee's employment terminates during the Restriction Period, the Committee may provide in the Award Instrument with respect to any Award of Restricted Shares other restrictions, conditions, and contingencies, which other restrictions, conditions, and contingencies, if any, may relate to, in addition to such other matters as the Committee may deem appropriate, the Employee's personal performance, corporate performance, or the performance of any subunit of the Company or any Subsidiary, in each case measured in such manner as may be specified by the Committee. The Committee may impose different restrictions, conditions, and contingencies on separate Awards of Restricted Shares granted to different Employees, whether at the same or different times, and on separate Awards of Restricted Shares granted to the same Employee, whether at the same or different times. The Committee may specify a single Restriction Period for all of the Restricted Shares subject to any particular Award Instrument or may specify multiple Restriction Periods so that the restrictions with respect to the Restricted Shares subject to the Award will expire in stages according to a schedule specified by the Committee and set forth in the Award Instrument.

         7.2 Payment for Restricted Shares. Each Employee to whom an Award of Restricted Shares is made shall pay the Acquisition Price with respect to that Restricted Shares to the Company not later than 30 days after the delivery to the Employee of the Award Instrument with respect to that Restricted Shares. If any Employee fails to pay the Acquisition Price with respect to any Award of Restricted Shares within that 30-day period, the Employee's rights under that Award shall be forfeited.

         7.3 Rights as a Shareholder. Upon payment by an Employee in full of the Acquisition Price for Restricted Shares under an Award, the Employee shall have all of the rights of a shareholder with respect to the Restricted Shares, including voting and dividend rights, subject only to such restrictions and requirements referred to in Section 7.1 as may be incorporated in the

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Award Instrument with respect to that Restricted Shares.

         7.4 Lapse of Restrictions following Unaccepted Offer of Resale. If (a) an Employee or an Employee's Representative becomes required, under the terms of the Plan or any provision of an Award Instrument, to offer for resale to the Company at the Acquisition Price Restricted Shares held by the Employee at the Employment Termination Date and the Employee makes the required offer to the Company in writing, and (b) the Company fails to repurchase those Restricted Shares at the Acquisition Price within 60 days of the date on which the Company receives that written offer, all restrictions on those Restricted Shares shall lapse and neither the Employee nor the Employee's Representative shall thereafter be required to offer to resell those Restricted Shares to the Company.

         8. Performance Shares. The Committee may grant Awards of Performance Shares that are intended to qualify as "performance based" within the meaning of Code Section 162(m)(4)(C) ("Section 162(m) Performance Awards") and the Committee may also grant Awards of Performance Shares that are not intended to so qualify.

         8.1 Discretion of Committee with Respect to Performance Shares. Except as may be otherwise provided below in this Section 8 with respect to Section 162(m) Performance Awards, the Committee shall have full discretion to select the Employees to whom Awards of Performance Shares are made, the number of Performance Shares to be granted to any Employee so selected, the kind and level of the Performance Goals and whether those Performance Goals are to apply to the Company, a Subsidiary, or any one or more subunits of the Company or of any Subsidiary, and the dates on which each Performance Period shall begin and end, and to determine the form and provisions of the Award Instrument to be used in connection with any Award of Performance Shares.

         8.2 Conditions Applicable to Section 162(m) Performance Awards. The provisions of this Section 8.2 shall apply to all Section 162(m) Performance Awards. The Committee shall (i) designate the Section 162(m) Performance Awards as being intended to qualify as "performance based" within the meaning of Code
Section 162(m)(4)(C), (ii) select the Employees to whom Section 162(m) Performance Awards are to be granted, and (iii) establish in writing the applicable Performance Goals and all related terms no later that 90 days after the commencement of the relevant Performance Period (or such earlier or later date as may be the applicable deadline for payments with respect to the Section 162(m) Performance Shares to qualify as "performance based" within the meaning of Code Section 162(m)(4)(C)). The Committee shall establish in writing the Performance Goals for each Award Period which shall be based on any of the following performance criteria, either alone or in any combination, and applying to the Company, to a Subsidiary, or to any one or more subunits of the Company or of any Subsidiary, and which shall include or exclude discontinued operations and acquisition expenses (e.g., pooling of interests), as the Committee may determine: return on net assets, return on capital employed, economic value added, level of sales, earnings per share, income before income taxes and cumulative effect of accounting changes, net income, return on equity, total shareholder return, market valuation, cash flow, and completion of acquisitions. The foregoing criteria shall have any reasonable definitions that the Committee may specify at the time the Performance Goal is established, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual, or nonrecurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities; expenses for restructuring or productivity initiatives; nonoperating items; acquisition expenses; and effects of divestitures. Any such performance criterion or combination of such criteria may apply to an


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Employee's award opportunity in its entirety or to any designated portion or portions of the opportunity, as the Committee may specify.

         8.3 No Discretion to Increase Payments Under Section 162(m) Performance Awards. The Committee shall not have any discretion to increase the amount to be paid to an Employee pursuant to any Section 162(m) Performance Award upon attainment of the applicable Performance Goal. However, the Committee may reserve to itself the right to exercise negative discretion with respect to any
Section 162(m) Performance Award (i.e., to reduce or eliminate the amount payable pursuant to the Section 162(m) Performance Award) within the meaning of Treasury Regulation Section 1.162-27(e)(2)(iii)(A).

         8.4 Performance Shares Earned Upon Attainment of Performance Goals. The Committee may establish one or more formulas to be applied against the Performance Goals to determine whether all, some portion but less than all, or none of the Performance Shares granted with respect to a Performance Period are earned pursuant to any Award of Performance Shares. An Employee will be entitled to receive payments with respect to any Performance Shares only to the extent that those Performance Shares are earned under one or more such formulas and no payments shall be made under any Section 162(m) Performance Award unless and until the Committee has certified the extent to which the Performance Goals have been attained.

         8.5 Unless otherwise provided in the relevant Award Instrument or as permitted by the last sentence of this Section 8.5, an Employee must be employed by the Company or a Subsidiary on the last day of a Performance Period to be entitled to payment for any Performance Shares. The Committee may, in its sole discretion, provide for a partial or full payment of a Performance Award following termination of an Employee's employment before the end of a Performance Period, which payment shall be made at the same time as the payment would have been made if the Employee's employment had continued through the end of the Performance Period, except that the Committee shall not exercise this discretion in any manner that would cause any Section 162(m) Performance Award to fail to qualify as "performance based" within the meaning of Code Section 162(m)(4)(C).

         8.6 Payment for Performance Shares. The Company shall pay each Employee who is entitled to payment for Performance Shares earned with respect to any Performance Period an amount for those Performance Shares (a) in cash (based upon the per share Fair Market Value of Common Shares on the last day of the Performance Period), (b) in Common Shares (one Common Share for each Performance Share earned), (c) in Restricted Shares (one Common Share of Restricted Shares for each Performance Share earned), or (d) any combination of the foregoing, in such proportions as the Committee may determine. Restricted Shares issued by the Company in payment of Performance Shares shall be subject to the provisions of
Section 7 to the extent provided by the Committee.

         8.7 Dividends. The Committee may, in its sole discretion, at the time a Performance Shares are granted, provide that any dividends, if any, declared on Common Shares from the beginning of the Performance Period through the date of payment of the Award of Performance Shares that would have been paid with respect to Performance Shares had they been Common Shares owned by a grantee, shall be (a) paid to the grantee in cash, or (b) accumulated for the benefit of the grantee and converted into an increased number of Performance Shares to be paid to the grantee pursuant to the Award.

         8.7 Delayed Payment. If the Committee, in its sole discretion, determines that any

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amount payable as a Performance Award (a) will not be deductible by the Company by reason of Code Section 162(m) if paid when otherwise scheduled but (b) will be deductible if paid by the Company at a later date, the Committee may cause the Company to delay the payment of that amount until the amount so paid will be deductible under Code Section 162(m). The delayed payment of a Performance Award payable in Common Shares or Restricted Shares shall be equal to the number of Performance Shares earned but unpaid. The delayed payment of a Performance Award payable in cash shall be equal to the Fair Market Value of the earned but unpaid Performance Shares as of the appropriate date selected by the Committee.

         9. Termination of Employment. After an Employee's Employment Termination Date, the rules set forth in this Section 9 shall apply. All factual determinations with respect to the termination of an Employee's employment that may be relevant under this Section 9 shall be made by the Committee in its sole discretion.

         9.1 Termination Other Than Upon Death or Disability or for Cause. Upon any termination of an Employee's employment for any reason other than the Employee's disability or death or the Employee's termination for Cause:

         (a) Unless otherwise provided in the relevant Award Instrument, the Employee shall have the right during the period ending three months after the Employment Termination Date, but not later than the Option Expiration Date, to exercise any Options and related SARs that were outstanding on the Employment Termination Date, if and to the same extent as those Options and SARs were exercisable by the Employee on the Employment Termination Date,

         (b) Unless otherwise provided in the relevant Award Instrument, the Employee shall offer for resale at the Acquisition Price to the Company each Common Share of Restricted Shares held by the Employee at the Employment Termination Date with respect to which, as of that date, any restrictions, conditions, or contingencies have not lapsed, and

         (c) Unless otherwise provided in the relevant Award Instrument, the Employee shall forfeit each Performance Share with respect to which, as of that date, any restrictions, conditions, or contingencies have not lapsed.

         9.2 Termination Due To Disability. Upon any termination of an Employee's employment due to disability:

         (a) Unless otherwise provided in the relevant Award Instrument, the Employee, or the Employee's Representative, shall have the right (i) to exercise, from time to time during the period ending one year after the Employment Termination Date, but not later than the Option Expiration Date, any Nonqualified Options and related SARs that were outstanding on the Employment Termination Date, if and to the same extent those Options and SARs were exercisable by the Employee on the Employment Termination Date, and (ii) to exercise, from time to time during the period ending one year after the Employment Termination Date, but not later than the Option Expiration Date, any Incentive Stock Options and related SARs that were outstanding on the Employment Termination Date, if and to the same extent as those Options and SARs were exercisable by the Employee on the Employment Termination Date (even though exercise of the Incentive Stock Option more than three months after the Employment Termination Date

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         may cause the Option to fail to qualify for Incentive Stock Option treatment under the Code),

         (b) Unless otherwise provided in the relevant Award Instrument, the Employee, or the Employee's Representative, shall offer for resale at the Acquisition Price to the Company each Common Share of Restricted Shares held by the Employee at the Employment Termination Date with respect to which, as of that date, any restrictions, conditions, or contingencies have not lapsed, and

         (c) Unless otherwise provided in the relevant Award Instrument, the Employee shall forfeit each Performance Share with respect to which, as of that date, any restrictions, conditions, or contingencies have not lapsed.

         9.3 Death of an Employee. Upon the death of an Employee while employed by the Company or any Subsidiary or within any of the periods referred to in either of Section 9.1 or Section 9.2 during which any particular Option or SAR remains potentially exercisable:

         (a) Unless otherwise provided in the relevant Award Instrument (in which the Committee may specify a different period of extension of the Option Expiration Date in the event of the death of the Employee), if the Option Expiration Date of any Nonqualified Option that had not expired before the Employee's death would otherwise expire before the first anniversary of the Employee's death, that Option Expiration Date shall automatically be extended to the first anniversary of the Employee's death,

         (b) Unless otherwise provided in the relevant Award Instrument, any Options and related SARs that are outstanding on the date of the Employee's death shall become immediately exercisable in full and the Employee's Representative shall have the right to exercise, from time to time during the period ending one year after the date of the Employee's death, but not later than the Option Expiration Date, any such Options and related SARs in accordance with Section 5.4 (as to any Options) or Section 6.2 (as to any SARs),

         (c) Unless otherwise provided in the relevant Award Instrument, the Restriction Period with respect to all outstanding Awards of Restricted Shares that had been outstanding on the date of the Employee's death shall immediately terminate, and

         (d) Unless otherwise provided in the relevant Award Instrument, the restrictions, conditions, or contingencies on any Performance Shares held by the Employee at the date of death shall be modified in such manner as the Committee may specify to give the Employee's Representative the benefit of those Performance Shares through that date.

         9.4 Termination for Cause. Upon any termination of an Employee's employment for Cause:

         (a) All of the Employee's rights with respect to unexercised Options and SARs shall expire immediately before the Employment Termination Date,

         (b) The Employee shall offer for resale at the Acquisition Price to the Company all Restricted Shares held by the Employee at the Employment Termination Date with respect to which, as of that date, any restrictions, conditions, or contingencies have not lapsed, and

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         (c) The Employee shall forfeit all Performance Shares with respect to which, as of the Employment Termination Date, any restrictions, conditions, or contingencies have not lapsed.

         10. Acceleration Upon Change of Control. Unless otherwise specified in the relevant Award Instrument, upon the occurrence of a Change of Control of the Company, each Award theretofore granted to any Employee that then remains outstanding shall be modified as follows: (a) any outstanding Option shall become immediately exercisable in full, (b) SARs related to any such Options shall also become immediately exercisable in full, (c) the Restriction Period with respect to all outstanding Awards of Restricted Shares shall immediately terminate, and (d) the restrictions, conditions, or contingencies on any Performance Shares shall be modified in such manner as the Committee may specify to give the Employee the benefit of those Performance Shares through the date of Change of Control.

         11. Assignability. Except as may be otherwise provided by the Committee and reflected in the Award Instrument, no Option, SAR, Restricted Shares, or Performance Share may be transferred other than by will or by the laws of descent and distribution. During an Employee's lifetime, only the Employee (or in the case of incapacity of an Employee, the Employee's attorney-in-fact or legal guardian) may exercise any Award requiring or permitting exercise.

         12. Adjustment Upon Changes in Common Shares. In the event of any stock dividend, stock split, or share combination of the Common Shares or any reclassification, recapitalization, merger, consolidation, other form of business combination, liquidation, or dissolution involving the Company or any spin-off or other distribution to shareholders of the Company (other than normal cash dividends), (a) the Committee shall make appropriate adjustments to the overall aggregate limit set forth in Section 2.1 and to the specific further limits set forth in Section 2.2, and (b) the Committee shall adjust the number and kind of shares subject to, the price per share under, and the terms and conditions of each then outstanding Award to the extent necessary and in such manner that the benefits of Employees under all then outstanding Awards shall be maintained substantially as before the occurrence of such event. Any adjustment so made by the Committee shall be conclusive and binding for all purposes of the Plan as of such date as the Committee may determine.

         13. Purchase For Investment. Each person acquiring Common Shares pursuant to any Award may be required by the Company to furnish a representation that he or she is acquiring the Common Shares so acquired as an investment and not with a view to distribution thereof if the Company, in its sole discretion, determines that such representation is required to insure that a resale or other disposition of the Common Shares would not involve a violation of the Securities Act of 1933, as amended, or of applicable blue sky laws. Any investment representation so furnished shall no longer be applicable at any time such representation is no longer necessary for such purposes.

         14. Withholding of Taxes. The Company will withhold from any payments of cash made pursuant to the Plan such amount as is necessary to satisfy all applicable federal, state, and local withholding tax obligations. The Committee may, in its sole discretion and subject to such rules as the Committee may adopt from time to time, permit or require an Employee to satisfy, in whole or in part, any withholding tax obligation that may arise in connection with the grant of an Award, the lapse of any restrictions with respect to an Award, the acquisition of Common Shares pursuant to any Award, or the disposition of any Common Shares received pursuant to any Award by such means as the Committee may determine including, without limitation, by having


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the Company hold back some portion of the Common Shares that would otherwise be delivered pursuant to the Award or by delivering to the Company an amount equal to the withholding tax obligation arising with respect to such grant, lapse, acquisition, or disposition in (a) cash, (b) Common Shares, or (c) such combination of cash and Common Shares as the Committee may determine. The Fair Market Value of the Common Shares to be so held back by the Company or delivered by the Employee shall be determined as of the date on which the obligation to withhold first arose. The Company may apply the provisions of this Section 14 based upon generally applicable withholding rates and without regard to any statutory minimum rate applicable to special payments.

         15. Awards in Substitution for Awards Granted by Other Companies. Awards, whether Incentive Stock Options, Nonqualified Options, SARs, Restricted Shares, or Performance Shares, may be granted under the Plan in substitution for awards held by employees of a company who become Employees of the Company or a Subsidiary as a result of the merger or consolidation of the employer company with the Company or a Subsidiary, or the acquisition by the Company or a Subsidiary of the assets of the employer company, or the acquisition by the Company or a Subsidiary of stock of the employer company as a result of which it becomes a Subsidiary. The terms, provisions, and benefits of the substitute Awards so granted may vary from the terms, provisions, and benefits set forth in or authorized by the Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the terms, provisions, and benefits of the awards in substitution for which they are granted.

         16. Legal Requirements. No Awards shall be granted and the Company shall have no obligation to make any payment under the Plan, whether in Common Shares, cash, or any combination thereof, except in compliance with all applicable Federal and state laws and regulations, including, without limitation, the Code and Federal and state securities laws.

         17. Duration and Termination of the Plan. The Plan shall become effective and shall be deemed to have been adopted on the date on which it is approved by the shareholders of the Company and shall remain in effect thereafter until terminated by action of the Board of Directors. No termination of the Plan shall adversely affect the rights of any Employee with respect to any Award granted before the effective date of the termination.

         18. Amendments. The Board of Directors, or a duly authorized committee thereof, may alter or amend the Plan from time to time prior to its termination in any manner the Board of Directors, or such duly authorized committee, may deem to be in the best interests of the Company and its shareholders, except that no amendment that would increase the overall aggregate limit set forth in
Section 2.1 or any of the specific further limits set forth in Section 2.2, in each case as adjusted by Section 12, may be made without shareholder approval. The Committee shall have the authority to amend the terms and conditions applicable to outstanding Awards (a) in any case where expressly permitted by the terms of the Plan or of the relevant Award Instrument or (b) in any other case with the consent of the Employee to whom the Award was granted, except that no amendment of an Option, or an Option and its related SAR, may reduce the exercise price of such Option. Except as expressly provided in the Plan or in the Award Instrument evidencing the Award, the Committee may not, without the consent of the holder of an Award granted under the Plan, amend the terms and conditions applicable to that Award in a manner adverse to the interests of the Employee.

         19. Plan Noncontractual. Nothing herein contained shall be construed as a commitment to or agreement with any person employed by the Company or a Subsidiary to continue such person's employment with the Company or the Subsidiary, and nothing herein contained shall be construed as a commitment or agreement on the part of the Company or any Subsidiary to continue the employment or the annual rate of compensation of any such person for any period. All Employees shall remain subject to discharge to the same extent as if the Plan had never been put into effect.

         20. Interest of Employees. Any obligation of the Company under the Plan to make any payment at any future date merely constitutes the unsecured promise of the Company to make such payment from its general assets in accordance with the Plan, and no Employee shall have any interest in, or lien or prior claim upon, any property of the Company or any Subsidiary by reason of that obligation.

         21. Claims of Other Persons. The provisions of the Plan shall in no event be construed as giving any person, firm, or corporation any legal or equitable right against the Company or any Subsidiary, their officers, employees, agents, or directors, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

         22. Absence of Liability. No member of the Board of Directors of the Company or a Subsidiary, of the Committee, of any other committee of the Board of Directors, or any officer or Employee of the Company or a Subsidiary shall be liable for any act or action under the Plan, whether of commission or omission, taken by any other member, or by any officer, agent, or Employee, or, except in circumstances involving his bad faith or willful misconduct, for anything done or omitted to be done by himself.

         23. Severability. The invalidity or unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

         24. Governing Law. The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.

         25. Definitions.

         25.1 1934 Act. The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

         25.2 Acquisition Price. The term "Acquisition Price" with respect to any Restricted Shares shall mean such amount, if any, as may be specified by the Committee in the Award Instrument with respect to those Restricted Shares as the consideration to be paid by the Employee for those Restricted Shares.

         25.3 Award. The term "Award" shall mean an award granted under the Plan of an Option, of Stock Appreciation Rights, of Restricted Shares, or of Performance Shares.

         25.4 Award Instrument. The term "Award Instrument" shall mean a written instrument evidencing an Award in such form and with such provisions as the Committee may prescribe, including, without limitation, an agreement to be executed by the Employee and the Company, a certificate issued by the Company, or a letter executed by the Committee or its designee. Each Award Instrument shall provide that acceptance of the Award Instrument by an Employee constitutes agreement to the terms of the Award evidenced thereby.

         25.5 Cause. The Company shall be deemed to have "Cause" for the termination of an Employee's employment if the Employee has committed any act or series of acts determined by the Committee (in a determination made either before or after the Employment Termination Date) to warrant discharge from employment, including, without limitation, any act of theft or dishonesty in connection with the Employee's employment with the Company, any unauthorized disclosure of confidential information belonging to the Company, or other similar action.

         25.6 Change of Control. A "Change of Control" shall be deemed to have occurred if at any time or from time to time after the date of adoption of the
Plan:

         (a) there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report), each as adopted under the 1934 Act, disclosing the acquisition of 25% or more of the voting stock of the Company in a transaction or series of transactions by any person (as the term "person" is used in Section 13(d) and Section 14(d)(2) of the 1934 Act),

         (b) during any period of 730 consecutive days or less, individuals who at the beginning of such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election of each new director of the Company was approved or recommended by the vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of that period,

         (c) the Company merges with or into or consolidates with another corporation following approval of the shareholders of the Company of such merger or consolidation and, after giving effect to such merger or consolidation, less than 50% of the then outstanding voting securities of the surviving or resulting corporation represent or were issued in exchange for voting securities of the Company outstanding immediately prior to such merger or consolidation,

         (d) there is a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company following approval of the shareholders of the Company of such transaction or series of transactions, or

         (e) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company.

         25.7 Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

         25.8 Committee. The term "Committee" shall mean a committee appointed by the Board of Directors of the Company to administer the Plan. The Committee shall be composed of not less than two directors of the Company. The Board of Directors may also appoint one or more directors as alternate members of the Committee. No officer or Employee of the Company or of any Subsidiary shall be a member or alternate member of the Committee. The Committee shall at all times be comprised solely of "outside directors" within the meaning of Code Section 162(m) and in such a manner as to satisfy the "non-employee" director standard contained in Rule 16b-3.

         25.9 Common Shares. The term "Common Shares" shall mean common shares of the Company without par value.

         25.10 Company. The term "Company" shall mean STERIS Corporation and its successors, including the surviving or resulting corporation of any merger of STERIS Corporation with or into, or any consolidation of STERIS Corporation with, any other corporation or corporations.

         25.11 Disability. An Employee shall be deemed to have suffered a "Disability" if and only if (a) the Employee has established to the satisfaction of the Committee that the Employee is unable to perform the Employee's normal duties and responsibilities with the Company by reason of a medically determinable physical or metal impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, all within the meaning of Section 22(e)(3) of the Code, and (b) the Employee has satisfied any other requirement that may be imposed by the Committee.

         25.12 Employee. The term "Employee" shall mean any individual employed by the Company or by any Subsidiary (including any individual employed by the Company or any Subsidiary who is also a member of the Board of Directors of the Company or of any Subsidiary).

         25.13 Employee's Representative. The term "Employee's Representative" shall mean, (a) in the case of a deceased Employee, the Employee's executor or administrator or the person or persons to whom the Employee's rights under any Award are transferred by will or the laws of descent and distribution, and (b) in the case of a disabled or incapacitated Employee, the Employee's attorney-in-fact or legal guardian.

         25.14 Employment Termination Date. The term "Employment Termination Date" with respect to an Employee shall mean the first date on which, as of the end of the day, the Employee is no longer employed by the Company or any Subsidiary.

         25.15 Exercise Price. The term "Exercise Price" with respect to an Option shall mean the price specified in the Option at which the Common Shares subject to the Option may be purchased by the holder of the Option.

         25.16 Fair Market Value. Except as otherwise determined by the Committee, the term "Fair Market Value" with respect to Common Shares shall mean the closing sales price of the Common Shares as reported on the national securities exchange on which the Common Shares are traded, or, if applicable, as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market, on the date for which the determination of fair market value is made or, if there are no sales of Common Shares on that date, then on the next preceding date on which there were any sales of Common Shares. If the Common Shares are not or cease to be traded on a national securities exchange or on the NASDAQ National Market, the "Fair Market Value" of Common Shares shall be determined in the manner prescribed by the Committee.

         25.17 Incentive Stock Option. The term "Incentive Stock Option" shall mean an Option intended by the Committee to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

         25.18 Nonqualified Option. The term "Nonqualified Option" shall mean an Option intended by the Committee not to qualify as an "incentive stock option" under Section 422 of the Code.

         25.19 Option. The term "Option," shall mean an Award entitling the holder thereof to purchase a specified number of Common Shares at a specified price during a specified period of time.

         25.20 Option Expiration Date. The term "Option Expiration Date" with respect to any Option shall mean the date selected by the Committee after which, except as provided in Section 9.3 in the case of the death of the Employee to whom the option was granted, the Option may not be exercised.

         25.21 Performance Goal. The term "Performance Goal" shall mean a performance goal specified by the Committee in connection with the potential grant of Performance Shares and may include, without limitation, goals based upon cumulative earnings per Common Share, return on investment, return on shareholders' equity, or achievement of any other goals, whether or not readily expressed in financial terms, that are related to the performance by the Company, by any Subsidiary, or by any Employee or group of Employees in connection with services performed by that Employee or those Employees for the Company, a Subsidiary, or any one or more subunits of the Company or of any Subsidiary.

         25.22 Performance Period. The term "Performance Period" shall mean such one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be relevant in connection with one or more Awards of Performance Shares.

         25.23 Performance Shares. The term "Performance Shares" shall mean an Award denominated in Common Shares and contingent upon attainment of one or more Performance Goals by the Company or a Subsidiary or any subunit of the Company or of any Subsidiary over a Performance Period.

         25.24 Plan. The term "Plan" shall mean this STERIS Corporation 1998 Long-Term Incentive Stock Plan as from time to time hereafter amended in accordance with Section 18.

         25.25 Restricted Shares. The term "Restricted Shares" shall mean Common Shares of the Company delivered to an Employee pursuant to an Award subject in every case to:

         (a) the restriction that the Employee not sell, transfer, otherwise dispose of, or pledge or otherwise hypothecate the Restricted Shares during the applicable Restriction Period, and

         (b) the requirement that, subject to the provisions of Section 9, if the Employee's employment terminates so that the Employee is no longer employed by the Company or any Subsidiary before the end of the applicable Restriction Period, the Employee will offer to sell to the Company at the Acquisition Price each Common Share of Restricted Shares held by the Employee at the Employment Termination Date with respect to which, as of that date, any restrictions, conditions, or contingencies have not lapsed.

In addition to the restriction and requirement set forth in (a) and (b), above, each Common Share of Restricted Shares shall be subject to such other restrictions, conditions, and contingencies, if any, as the Committee may provide in the Award Instrument with respect to that Restricted Shares.

         25.25 Restriction Period. The term "Restriction Period" with respect to an Award of Restricted Shares shall mean the period selected by the Committee and specified in the Award Instrument with respect to those Restricted Shares during which the Employee may not sell, transfer, otherwise dispose of, or pledge or otherwise hypothecate the Restricted Shares. The length of the Restriction Period shall be determined by the Committee in its sole discretion.

         25.27 Rule 16b-3. The term "Rule 16b-3" shall mean Rule 16b-3 or any successor provision under the 1934 Act.

         25.28 Stock Appreciation Right. The term "Stock Appreciation Right" or "SAR" shall mean an Award granted to an Employee with respect to all or any part of any Option that entitles the holder thereof to receive from the Company, upon exercise of the SAR and surrender of the related Option, or any portion of the SAR and the related Option, an amount equal to 100%, or such lesser percentage as the Committee may determine at the time of the grant of the Award, of the excess, if any, measured at the time of the exercise of the SAR, of (a) the Fair Market Value of the Common Shares subject to the Option with respect to which the SAR is exercised over (b) the Exercise Price of those Common Shares under the Option.

         25.29 Subsidiary. The term "Subsidiary" shall mean any corporation, partnership, joint venture, or other business entity in which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock (in the case of a corporation) or other ownership interests (in the case of any entity other than a corporation).